UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	April 24, 2008

Bucyrus International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50858	39-0188050

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 500, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172

(Address of principal executive offices, including ZIP code)

(414) 768-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of the stockholders of Bucyrus International, Inc. (the “Company”) held on April 24, 2008, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to eliminate all references to Class B common stock and rename the Company’s Class A common stock as “common stock.” At the portion of the annual meeting of the stockholders of the Company that was adjourned to April 30, 2008, the stockholders approved an amendment to the Certificate to increase the number of authorized shares of the Company’s Class A common stock from 75 million to 200 million. A Certificate of Amendment to the Certificate effecting the amendments was filed with the Secretary of State of the State of Delaware on April 30, 2008. In addition, a Restated Certificate of Incorporation reflecting the amendments was filed with the Secretary of State of the State of Delaware on April 30, 2008. The Restated Certificate of Incorporation is filed herewith as Exhibit 3.1.

On April 24, 2008, the Company’s Board of Directors approved an amendment to Article II, Section 7 of the Company’s Amended and Restated Bylaws to specify that the Chairman of the Board has the authority to adjourn a meeting of the stockholders. The Amended and Restated Bylaws, as amended through April 24, 2008, are filed herewith as Exhibit 3.2.

Item 8.01	Other Events.

On April 30, 2008, the Company’s Board of Directors approved a two-for-one split of the Company’s common stock (formerly known as the Company’s Class A common stock) in the form of a 100% stock dividend. The stock split will be effective May 27, 2008 for stockholders of record on May 13, 2008.

Item 9.01.	Financial Statements and Exhibits.
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	Exhibits. The following exhibits are being filed herewith:
		(3.1)	Restated Certificate of Incorporation of Bucyrus International, Inc.

(3.2)	Amended and Restated Bylaws of Bucyrus International, Inc., as amended through April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.

Date: April 30, 2008	By: /s/KennethW.Krueger Kenneth W. Krueger Chief Operating Officer

BUCYRUS INTERNATIONAL, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

(3.1)	Restated Certificate of Incorporation of Bucyrus International, Inc.

(3.2)	Amended and Restated Bylaws of Bucyrus International, Inc., as amended through April 24, 2008.